Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-213600) of DelMar Pharmaceuticals, Inc. and in the related prospectus,

(2)	Registration Statement (Form S-3 No. 333-213601) of DelMar Pharmaceuticals, Inc. and in the related prospectus, and

(3)	Registration Statement (Form S-3 No. 333-229020) of DelMar Pharmaceuticals, Inc. and in the related prospectus;

of our report dated September 9, 2019, with respect to the consolidated financial statements of DelMar Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of DelMar Pharmaceuticals, Inc. for the year ended June 30, 2019.

Vancouver, Canada,	/s/ Ernst & Young LLP
September 9, 2019	Chartered Professional Accountants